EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 3 to the Registration Statement (Form S-3 No. 333-81263) and related Prospectus of Komag, Incorporated for the registration of its common stock and to the incorporation by reference therein of our report dated January 21, 2000 (except Note 16, as to which the date is March 17, 2000), with respect to the consolidated financial statements and schedule of Komag, Incorporated included in its Annual Report (Form 10-K) for the year ended January 2, 2000.

                                        /s/ Ernst & Young LLP

San Jose, California
April 11, 2000